EXHIBIT 99.2

Loop Holdings, Inc.

And

  First American Group Inc.

As of and for the Period from October 23, 2014 (inception) through February 28, 2015

Index to the Pro Forma Combined Financial Statements

(Unaudited)

Contents	Page(s)

Pro Forma Combined Balance Sheet at February 28, 2015	2

Pro Forma Combined Statement of Operations for the Period from October 23, 2014 (inception) through February 28, 2015	3

Notes to the Pro Forma Combined Financial Statements	4

1

Loop Holdings, Inc. and First American Group, Inc.

Pro Forma Combined Balance Sheet

February 28, 2015

(Unaudited)

	Historical			Pro Forma
	Loop Holdings, Inc.	First American Group, Inc.
	February 28, 2015	March 31, 2015		Adjustments	Combined
ASSETS
CURRENT ASSETS:

Cash	$182,492	$1,775	(a)	$(16,000)	168,267
Prepayments and other current assets	5,950	540		-	6,490

Total current assets	188,442	2,315		(16,000)	174,757

INTELLECTUAL PROPERTY
Intellectual property	445,050	-		-	445,050
Accumulated amortization	(9,892)	-		-	(9,892)

Intellectual property, net	435,158	-		-	435,158

Total assets	$623,600	2,315		$(16,000)	$609,915

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	-	5,750		$-	$5,750
Advances from related party	1,130	35,243		-	36,373
Intellectual property acquisition obligation	212,880	-			212,880

Total current liabilities	214,010	40,993		-	255,003

Total liabilities	214,010	40,993		-	255,003

COMMITMENTS AND CONTENGENCIES

STOCKHOLDERS' EQUITY:

Common stock par value $0.0001: 250,000,000 shares authorized; 119,093,200 shares issued and outstanding	205	12,606	(a)(b)(d)	(902)	11,909
Additional paid-in capital	1,198,985	55,211	(a)(b)(c)(d)	(121,593)	1,132,603
Accumulated deficit	(789,600)	(106,495)	(c)	106,495	(789,600)

Total stockholders' equity	409,590	(38,678)		(16,000)	354,912

Total liabilities and equity	$623,600	2,315		$(16,000)	$609,915

(a)	To reflect the redemption of 100,000,000 shares of common stock of First American Group Inc. for $16,000 per stock redemption agreements.
(b)	To reclassify Loop Holdings's common stock to Additional paid-in capital
(c)	To reclassify First American Group's accumulated deficit to Additional paid-in capital
(d)	To reflect the issuance of 93,030,000 shares of common stock of First American Group Inc. for the acquisition of all of the issued and outstanding capital stock of Loop Holdings, Inc.

See accompanying notes to pro forma combined financial statements.

2

Loop Holdings, Inc. and First American Group, Inc.

Pro Forma Combined Statement of Operations

For the Period from October 23, 2014 (inception) through February 28, 2015

(Unaudited)

	Historical		Pro Forma
	Loop Holdings, Inc.
	For the Period from	First American
	October 23, 2014	Group, Inc. For the Six
	(inception) through	Months Ended
	February 28, 2015	March 31, 2015	Adjustments	Combined
REVENUES
Revenue	$-	$-	$-	$-

OPERATING EXPENSES:
Consulting fees	712,000	-	-	712,000
Consulting fees - related party	50,000	-	-	50,000
Professional fees	42,050	2,732	-	44,782
General and administrative expenses	26,962	11,214	-	38,176

Total operating expenses	831,012	13,946	-	844,958

INCOME (LOSS) FROM OPERATIONS	(831,012)	(13,946)	-	(844,958)

OTHER (INCOME) EXPENSE:
Foreign exchange translation (gain) loss	(41,412)	-	-	(41,412)

Other (income) expense, net	(41,412)	-	-	(41,412)

LOSS BEFORE INCOME TAX PROVISION	(789,600)	(13,946)	-	(803,546)

INCOME TAX PROVISION	-	-	-	-

NET LOSS	$(789,600)	$(13,946)	$-	$(803,546)

Earnings per share - basic and diluted	$(0.01)	$(0.00)	$-	$(0.01)

Weighted average number of shares issued and outstanding
- Basic and diluted	79,414,300	126,063,200	(100,000,000)	105,477,500

See accompanying notes to pro forma combined financial statements.

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Note 1 - Organization and Operations

First American Group Inc.

Radikal Phones Inc. (“Radikal Phones”) was incorporated under the laws of the State of Nevada on March 11, 2010. On October 7, 2010 Radikal Phones Inc. changed its name to First American Group Inc. ("First American Group" or "the Company"). The First American Group plans to engage in the development, sales and marketing of voice-over-Internet-protocol (“VOIP”) telephone services to enable end-users to place free phones calls over the internet in return for viewing and listening to advertising.

Loop Holdings, Inc.

Loop Holdings, Inc. (the “Loop Holdings”) was incorporated on October 23, 2014 under the laws of the State of Nevada.  Loop Holdings, Inc. engages in the designing, prototyping and building a closed loop plastics recycling business leverage a proprietary de-polymerization technology.

Acquisition of Loop Holdings, Inc. Recognized as a Reverse Acquisition

On June 29, 2015, First American Group Inc. (the “First American Group”), entered into a share exchange agreement (the “Share Exchange Agreement”) and stock redemption agreements (the “Stock Redemption Agreements”), by and among the First American Group, Loop Holdings, Inc., and all of the stockholders of Loop Holdings, Inc.

Pursuant to a Stock Redemption Agreement dated June 29, 2015, the First American Group redeemed from Mazen Kouta, who served as President, Treasurer and a director from April 27, 2010 until June 29, 2015, 56,250,000 shares of common stock of the First American Group for an aggregate redemption price of $9,000 and a mutual release of claims with the First American Group, the effect of which is that Mr. Kouta no longer holds any shares of common stock or any other securities of the First American Group immediately following the redemption.  Pursuant to a Stock Redemption Agreement dated June 29, 2015, the First American Group redeemed from Zeeshan Sajid, who served as Secretary and director from April 27, 2010 until June 29, 2015, 43,750,000 shares of common stock of the First American Group for an aggregate redemption price of $7,000 and a mutual release of claims with the First American Group, the effect of which is that Mr. Sajid no longer holds any shares of common stock or any other securities of the First American Group immediately following the redemption.  Neither the First American Group nor Mr. Sajid had any known claims against the other and released each other from any claims in order to mitigate the likelihood of claims being made in the future by any of the parties against the other.

Under the terms and conditions of the Share Exchange Agreement, the First American Group issued 93,030,000 shares of its common stock for the acquisition of all of the issued and outstanding shares of Loop Holdings.  The number of common shares issued represented approximately 78.1% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement and Stock Redemption Agreements. The board of directors and the members of the management of the First American Group resigned and the board of directors and the member of the management of Loop Holdings became the board of directors and the member of the management of the combined entities upon consummation of the Share Exchange Agreement.

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As a result of the controlling financial interest of the former stockholders of Loop Holdings, Inc., for financial statement reporting purposes, the merger between First American Group and Loop Holdings was treated as a reverse acquisition, with Loop Holdings deemed the accounting acquirer and the First American Group deemed the accounting acquiree under the acquisition method of accounting in accordance with the Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of Loop Holdings, Inc. (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilizes the capital structure of the First American Group and the assets and liabilities of Loop Holdings, Inc. which were recorded at their historical costs.  The equity of the combined entity is the historical equity of Loop Holdings, Inc. retroactively restated to reflect the number of shares issued by the First American Group in the transaction.

Note 2 - Basis of Presentation

Assumptions of Pro Forma Combined Financial Statements

The pro forma combined balance sheet as of February 28, 2015 and the pro forma combined statement of operations for the period from October 23, 2014 (inception) through February 28, 2015 are based on the historical financial statements of Loop Holdings, Inc.  and First American Group Inc. after giving effect to Loop Holdings, Inc.’s acquisition of First American Group Inc. using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma combined financial statements as if such acquisition had occurred as of February 28, 2015 for the combined balance sheet, and for the period from October 23, 2014 (inception) through February 28, 2015 for the combined statement of operations for pro forma financial statements purposes.

The pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations in future periods or the results that actually would have been realized had Loop Holdings, Inc. and First American Group Inc. been a combined entity during the specified period(s).  The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable.  The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Loop Holdings, Inc.’s historical financial statements included elsewhere in this Current Statement on Form 8-K for the period from October 23, 2014 (inception) through February 28, 2015 as an Exhibit filed with SEC herewith and assuming First American Group Inc. is inactive.

The pro forma combined financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on February 28, 2015, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date, respectively.

These pro forma combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Loop Holdings, Inc. and First American Group Inc. since such amounts, if any, are not presently determinable.

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Note 3 - Pro Forma Adjustments

The pro forma combined financial statements have been prepared as if the acquisition was completed on February 28, 2015 for combined balance sheet purpose and on October 23, 2014 for combined statement of operations purpose and reflects the following pro forma adjustment(s):

a)	To reflect the redemption of 100,000,000 shares of common stock of First American Group Inc. for $16,000 per stock redemption agreements.

Cash	(16,000)

Common stock: $0.0001 par value	10,000

Additional paid-in capital	6,000

b)	To reclassify Loop Holdings's common stock to Additional paid-in capital.

Common stock: $0.0001 par value	205

Additional paid-in capital	(205)

c)	To reclassify First American Group's accumulated deficit to Additional paid-in capital.

Accumulated deficit	(106,495)

Additional paid-in capital	106,495

d)	To reflect the issuance of 93,030,000 shares of common stock of First American Group Inc. for the acquisition of all of the issued and outstanding capital stock of Loop Holdings, Inc.

Common stock: $0.0001 par value	(9,303)

Additional paid-in capital	9,303

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